 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 20, 2023
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

Delaware	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 Battery Street
San Francisco, California 94111
(Address of principal executive offices) (Zip Code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 20, 2023, Seth Jaffe, Executive Vice President, Chief Legal Officer of Levi Strauss & Co. (“LS&Co.” or the “Company”), provided notice of his intent to retire from the Company, effective June 2, 2023. Upon the effective date of
Mr. Jaffe’s retirement, David Jedrzejek will become Senior Vice President and General Counsel of the Company.
Mr. Jedrzejek, age 55, has served as the Company’s Deputy General Counsel since February 2023. Previously, Mr. Jedrzejek served as the Company’s Chief Counsel, Commercial from June 2021 to February 2023 and Chief Counsel, Finance, Governance and Compliance from November 2015 to June 2021. Prior to joining LS&Co., Mr. Jedrzejek served as Associate General Counsel at Gap, Inc. and was previously an attorney at Wilson, Sonsini, Goodrich & Rosati, P.C. and Pillsbury Winthrop Shaw Pittman LLP.
There is no arrangement or understanding between Mr. Jedrzejek and any other person pursuant to which Mr. Jedrzejek was appointed as General Counsel. Mr. Jedrzejek is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.
A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated March 22, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	March 22, 2023	By:	/s/ HARMIT SINGH
		Name:	Harmit Singh
		Title:	Executive Vice President and Chief Financial and Growth Officer